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EXHIBIT 11

                          Detroit Diesel Corporation
                Statement of Computation of Earnings Per Share


                                                                                          Three Months Ended March 31,
                                                                                           1998                   1997
                                                                                        ----------             ----------

 Basic net income per share

              Net income                                                                 9,700,000              6,400,000

              Weighted average number of shares outstanding                             24,700,566             24,698,066
                                                                                        ----------             ----------
 Basic net income per share                                                                   0.39                   0.26
                                                                                        ==========             ==========

 Diluted net income per share:
              Net income                                                                 9,700,000              6,400,000

              Weighted average number of shares outstanding                             24,700,566             24,698,066
              Dilutive effect of stock options                                              61,683  (1)               304  (2)
                                                                                        ----------             ----------
              Weighted average number of shares outstanding                             24,762,249             24,698,370

 Diluted net income per share                                                                 0.39                   0.26
                                                                                        ==========             ==========


(1) Represents the weighted average dilutive effect of 297,750, 265,500, 105,000, 20,000 and 2,500 stock options exercisable at $20.00, $17.00,
     $23.75, $21.81 and $23.94 per share, respectively, calculated using the treasury stock method.

(2) Represents the weighted average dilutive effect of 303,750, 217,500, 108,000 and 5,000 stock options exercisable at $20.00, $17.00, $23.75 and
     $18.00 per share, respectively, calculated using the treasury stock method.